Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                       TELEDYNE TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in its charter)

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


                 DELAWARE                                                         25-1843385
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)



             2049 CENTURY PARK EAST, 15TH FLOOR                                   90067-3101
              LOS ANGELES, CALIFORNIA                                             (Zip Code)
        (Address of principal executive offices)
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                       TELEDYNE TECHNOLOGIES INCORPORATED
                               1999 INCENTIVE PLAN
                            (Full title of the plan)


                                 JOHN T. KUELBS
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       TELEDYNE TECHNOLOGIES INCORPORATED
                             2049 CENTURY PARK EAST
                       LOS ANGELES, CALIFORNIA 90067-3101
                     (Name and address of agent for service)

                                 (310) 551-4302
          (Telephone number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

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        TITLE OF                           PROPOSED       PROPOSED       AMOUNT OF
       SECURITIES         AMOUNT TO BE     MAXIMUM         MAXIMUM      REGISTRATION
    TO BE REGISTERED       REGISTERED   OFFERING PRICE    AGGREGATE         FEE
                                          PER SHARE    OFFERING PRICE
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

Common Stock, par value     1,710,230     $25.66 (1)   $43,884,501.80    $11,585.51
$.01 per share

======================================================================================

      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange on September 22, 2000.

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                                EXPLANATORY NOTE

            This Registration Statement is being filed to register an additional 1,710,230 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Teledyne Technologies Incorporated (the "Registrant") as a result of an increase in the number of shares of Common Stock issuable under the Teledyne Technologies Incorporated 1999 Incentive Plan. The earlier Registration Statement on Form S-8 filed by the Registrant with the Commission on January 14, 2000 (File No. 333-94739) is hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.


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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3. EXHIBITS.

      The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended January 2, 2000 (File No. 001-15295), (ii) the Registrant's Quarterly Reports on Form 10-Q filed with the Commission for the quarterly periods ended April 2, 2000 and July 2, 2000 (File No. 001-15295), and (iii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10, as amended, filed with the Commission (File No. 001-15295).

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Teledyne Technologies Incorporated 1999 Incentive Plan (the "Plan") meeting the requirements of
Section 10(a) of the Securities Act.

    ITEM 8. EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

    EXHIBIT NO.                     DESCRIPTION
    ----------                      -----------

      5.1         Opinion  of   Kirkpatrick   &  Lockhart  LLP   regarding  the
                  legality of the shares being registered.

      23.1        Consent of Ernst & Young LLP, independent auditors.

      23.2 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

      24.1        Power of Attorney.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 26th day of September, 2000.

                                     TELEDYNE TECHNOLOGIES INCORPORATED


                                     By: /s/ Robert Mehrabian
                                         ----------------------------------
                                         Robert Mehrabian
                                         President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this Registration Statement have been signed by the following persons in the capacities and on the date(s) indicated:
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          SIGNATURE              CAPACITY                            DATE
          ---------              --------                            ----

    /s/ Robert Mehrabian          President and Chief Executive      September 26,  2000
   ---------------------          Officer (Principal Executive
    Robert Mehrabian              Officer) and a Director


    /s/ Dale A. Schnittjer         Acting Chief Financial            September 26, 2000
    ----------------------         Officer, Treasurer and
    Dale A. Schnittjer             Controller (Principal
                                   Financial Officer/Principal
                                   Accounting Officer)

    *
    __________________________     Director                          September 26, 2000
    Robert P. Bozzone


    *
    __________________________     Director                          September 26, 2000
    Paul S. Brentlinger



    *
    __________________________     Director                          September 26, 2000
    Frank V. Cahouet
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                                      II-2
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          SIGNATURE              CAPACITY                            DATE
          ---------              --------                            ----

    *
    _________________________      Director                          September 26, 2000
    Thomas A. Corcoran

    *
    _________________________      Director                          September 26, 2000
    Diane C. Creel


    _________________________      Director                          September 26, 2000
    C. Fred Fetterolf
    *
    _________________________      Director                          September 26, 2000
    Charles J. Queenan, Jr.

    * /s/ Melanie S. Cibik
    ----------------------
    Pursuant to a Power of Attorney
    Pursuant to a Power of Attorney
    filed as Exhibit 24.1
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                                      II-3
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                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION
----------                 -----------

     5.1     Opinion of Kirkpatrick and Lockhart LLP
             regarding the legality of the shares
             being registered.

    23.1     Consent of Ernst & Young LLP,
             independent auditors.

    23.2     Consent of Kirkpatrick & Lockhart LLP
             (included in the Opinion filed as
             Exhibit 5.1).

    24.1     Power of Attorney


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